WAIVER OF ANTI-DILUTION RIGHTS OF SERIES A PREFERRED STOCK

The undersigned (the “Undersigned”) is the holder of 3,500,000 shares of Series A Preferred Stock (the “Preferred Stock”) of Premier Power Renewable Energy, Inc., a Delaware corporation (the “Company”).  All capitalized terms not otherwise defined shall have the meaning set forth in the Certificate of Designation of the Preferred Stock.

Section 7(b) of the Certificate of Designation of the Preferred Stock (the “Certificate of Designation”) provides that the “Conversion Price” will be reduced if:

“If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price…”

The Undersigned holds Series A Warrants (“A Warrants”) that are exerciseable for 1,750,000 shares of Company common stock (“Common Stock”) and Series B Warrants that are exerciseable for 1,750,000 shares of Common Stock (“B Warrants”).

The Undersigned will enter into a transaction with the Company in which the Undersigned shall deliver $3,000,000 and cancel all of its A Warrants and B Warrants pursuant to a Securities Purchase Agreement between the parties and in return, the Company shall issue 2,800,000 shares of Series B Preferred Stock (“Transaction”).

In accordance with Section 11(e) of the Certificate of Designation and acknowledging that the Company is relying on this waiver prior to closing the Transaction, the Undersigned hereby waives Section 7(b) of the Certificate of Designation and recognizes and agrees that no adjustment will be made to the Conversion Price or the number of shares underlying the Preferred Stock as a result of consummation of the Transaction.  This waiver of Section 7(b) of the Preferred Stock shall be permanent with respect to the Transaction.

IN WITNESS WHEREOF, the Undersigned has executed and delivered this Waiver as of the date below written.

Name of Undersigned:	Vision Opportunity Master Fund, Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Adam Benowitz

Name of Authorized Signatory:	Adam Benowitz
Title of Authorized Signatory:	Director
Date: June 16, 2009